UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 23, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 23, 2013 and consistent with their previously disclosed intentions, Henry S. Bienen,  Robert A. Gerard, Bruce Rohde and Robert S. Yingling tendered their resignations as directors of Gleacher & Company, Inc. (the “Company”).  Also on May 23, 2013, Thomas J. Hughes tendered his resignation as a director of the Company.  None of Messrs. Gerard, Rohde, Yingling, Hughes or Dr. Bienen were standing for reelection at the Company’s Annual Meeting of Stockholders that took place on May 23, 2013. The directors’ decision to resign was not the result of any disagreement with the Company relating to the Company’s operations,  policies or practices.

Item 7.01.                                        Regulation FD Disclosure.

The Company announced the matters described in Item 8.01 below in a press release issued on May 23, 2013.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.                                        Other Events.

On May 23, 2013, the Company announced that five individuals, Messrs. Mark R. Patterson, Christopher R. Pechock, Jaime Lifton, Keith B. Hall and Marshall Cohen, were nominated for election to the Board of Directors of the Company at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”) held this morning, and each was elected for a term of one year. The Company expects to announce preliminary results of the Annual Meeting within four business days.

Item 9.01.                                        Financial Statements and Exhibits

(d)                               Exhibits.

99.1 - Press Release of Gleacher & Company, Inc. dated May 23, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Bryan J. Edmiston
	Name:	Bryan J. Edmiston
	Title:	Controller

Dated: May 23, 2013

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